                                                                  Exhibit 99.1

                                          Contacts:   Robert Manning
                                                      Senior Vice President and
                                                      Chief Financial Officer
                                                                or
                                                      Chris Brown
                                                      Senior Vice President
                                                      Investor Relations
                                                      813/829-0011


              INTERMEDIA CONSUMMATES ACQUISITION OF NATIONAL TEL
              --------------------------------------------------
                    Adds 11,000 Florida Business Customers

Tampa, Florida (April 30, 1998) -- Intermedia Communications (Nasdaq: ICIX) today announced that it has consummated the acquisition of privately held National Telecommunications of Florida ("National Tel"), an emerging switch-based competitive local exchange carrier (CLEC) an established interexchange carrier, for approximately $151 million in stock and cash.

National Tel had annualized first quarter 1998 revenue of $71.6 million. Intermedia adds National Tel's 11,000 business customers in Florida to its existing position in the state and plans to cross sell its full range of voice and data services to these new customers. National Tel adds 34 quota carrying sales professionals, bringing Intermedia's total to over 550. With the inclusion of National Tel, Intermedia becomes the fourth largest provider of local exchange services in Florida based on access lines, exceeded only by BellSouth, GTE, and Sprint.

The $151 million purchase consideration consists of a combination of approximately $59 million in cash, $3 million of debt repayment, and $89 million of Intermedia common stock, or approximately 1.5 million shares. "We are pleased to have completed this transaction, and we welcome all of National Tel's customers to Intermedia," commented David C. Ruberg, Intermedia's chairman, president, and chief executive officer. "The Mansour brothers, who founded National Tel, have built an excellent business, establishing a customer base that fits extremely well with Intermedia's strategy and network deployment. National Tel has demonstrated marketing and sales skills that will enhance our efforts in the interexchange business."

"National Tel's results will be incorporated into Intermedia's second quarter," commented Rob Manning, Intermedia's chief financial officer. "Their results will be accretive to our second quarter and full year 1998 performance, comprising an important component of the year's business."

The Company reported that the acquisition includes its 20th local/long distance switch, a DMS500 located in an Intermedia-connected facility in Orlando. This switch will be utilized to accommodate the ongoing rapid growth of local exchange customers in the Orlando area and optimize traffic flow in the region.

                                    -MORE-

ICIX Reports First Quarter Results
Page 2
April 29, 1998


Intermedia Communications is one of the nation's fastest growing telecommunications companies, providing integrated telecommunications solutions to business and government customers. These solutions include voice and data, local and long distance, and advanced network access services in major U.S. markets. Intermedia's exhanced data portfolio, including frame relay networking, ATM, and a full range of business Internet connectivity and web hosting services, offers seamless end-to-end service virtually anywhere in the world.

Intermedia is headquartered in Tampa with sales offices in 81 cities. Intermedia can be found on the World Wide Web at http://www.intermedia.com.

Founded in 1991, National Tel provides local and long distance voice services to more than 11,000 business customers in all of Florida's major metropolitan markets. With the introduction of its local services portfolio in 1996 it has begun to transition from an interexchange carrier to a competitive local exchange carrier. National Tel is on the World Wide Web at http://www.nationaltel.net.

                                    -END-